                                                                    EXHIBIT 12.1


                          AVALONBAY COMMUNITIES, INC.
  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                             Nine Months     Year           Year           Year
                                                Ended        Ended          Ended          Ended
                                            September 30,  December 31,   December 31,   December 31,
                                                1999          1998           1997           1996
                                               ------        ------       ----------      ---------
Net Operating Income                         $  98,043      $  94,434     $  38,941       $  19,626

(Less) Nonrecurring item:
      Gain on sale                           $ (12,336)     $  (3,970)    $       -       $       -
      Non-recurring charges                  $  16,644      $       -     $       -       $       -

(Plus) Extraordinary item:
      Unamortized loan fee write-off         $       -      $       -     $       -       $     511

(Plus) Fixed charges:
      Interest expense                       $  54,592      $  54,003     $  14,113       $  14,276
      Interest capitalized                      18,357         16,977         6,985           2,567
      Debt cost amortization                       384            670           505             667
      Preferred dividend                        29,834         25,874         7,480           4,264
                                             ---------      ---------     ---------       ---------

            Total fixed charges (1)          $ 103,167      $  97,524     $  29,083       $  21,774

(Less):
      Interest capitalized                   $  18,357      $  16,977     $   6,985       $   2,567
      Preferred dividend                        29,834         25,874         7,480           4,264

Adjusted earnings (2)                        $ 157,327      $ 145,137     $  53,559       $  35,080
                                             ---------      ---------     ---------       ---------


Ratio (2 divided by 1)                            1.52           1.49          1.84            1.61
                                             =========      =========     =========       =========


                                              Year
                                              Ended       March 17-    January 1-
                                           December 31,   December 31   March 16,
                                               1995          1994         1994
                                            ----------     ---------    ---------
Net Operating Income                        $  11,460      $  7,486     $   (716)

(Less) Nonrecurring item:
      Gain on sale                          $  (2,412)     $      -     $      -
      Non-recurring charges                 $       -      $      -     $      -

(Plus) Extraordinary item:
      Unamortized loan fee write-off        $       -      $      -     $      -

(Plus) Fixed charges:
      Interest expense                      $  11,472      $  4,782     $  2,358
      Interest capitalized                      3,641         2,096            -
      Debt cost amortization                    1,278           241           80
      Preferred dividend                          917             -            -
                                            ---------      --------      -------

            Total fixed charges (1)         $  17,308      $  7,119     $  2,438

(Less):
      Interest capitalized                  $   3,641      $  2,096     $      -
      Preferred dividend                          917             -            -

Adjusted earnings (2)                       $  21,798      $ 12,509     $  1,722
                                            ---------      --------     --------


Ratio (2 divided by 1)                           1.26          1.76         0.71
                                            =========      ========     ========

                          AVALONBAY COMMUNITIES, INC.
                      RATIOS OF EARNINGS TO FIXED CHARGES

                                             Nine Months          Year              Year             Year
                                                Ended            Ended              Ended            Ended
                                            September 30,     December 31,      December 31,     December 31,
                                                1999              1998              1997             1996
                                             ---------         ---------          ---------       ---------
Net Operating Income                         $  98,043         $  94,434          $  38,941       $  19,626

(Less) Nonrecurring item:
        Gain on sale                         $ (12,336)        $  (3,970)         $       -       $       -
        Non-recurring charges                $  16,644         $       -          $       -       $       -

(Plus) Extraordinary item:
        Unamortized loan fee write-off       $       -         $       -          $       -       $     511

(Plus) Fixed charges:
        Interest expense                     $  54,592         $  54,003          $  14,113       $  14,276
        Interest capitalized                    18,357            16,977              6,985           2,567
        Debt cost amortization                     384               670                505             667
                                             ---------         ---------          ---------       ---------

         Total fixed charges (1)             $  73,333         $  71,650          $  21,603       $  17,510

(Less):
        Interest capitalized                 $  18,357         $  16,977          $   6,985       $   2,567

Adjusted earnings (2)                        $ 157,327         $ 145,137          $  53,559       $  35,080
                                             ---------         ---------          ---------       ---------

Ratio (2 divided by 1)                            2.15              2.03               2.48            2.00
                                             =========         =========          =========       =========

                                                Year
                                                Ended       March 17-   January 1-
                                            December 31,   December 31   March 16,
                                                1995          1994         1994
                                             ---------      --------     --------
Net Operating Income                         $  11,460      $  7,486     $   (716)

(Less) Nonrecurring item:
        Gain on sale                         $  (2,412)     $      -     $      -
        Non-recurring charges                $       -      $      -     $      -

(Plus) Extraordinary item:
        Unamortized loan fee write-off       $       -      $      -     $      -

(Plus) Fixed charges:
        Interest expense                     $  11,472      $  4,782     $  2,358
        Interest capitalized                     3,641         2,096            -
        Debt cost amortization                   1,278           241           80
                                             ---------      --------     --------

         Total fixed charges (1)             $  16,391      $  7,119     $  2,438

(Less):
        Interest capitalized                 $   3,641      $  2,096     $      -

Adjusted earnings (2)                        $  21,798      $ 12,509     $  1,722
                                             ---------      --------     --------

Ratio (2 divided by 1)                            1.33          1.76         0.71
                                             =========      ========     ========